Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors
Asia Pacific Wire & Cable Corporation Limited
     We consent to the incorporation, by Asia Pacific Wire & Cable Corporation Limited (the “Company”), our report dated June 29, 2009 with respect to our audits of the consolidated financial statements of the Company as of December 31, 2008 and for the years ended December 31, 2007 and 2008, in the Annual Report on Form 20-F filed with the Securities and Exchange Commission on May 14, 2010.

Mazars LLP
Public Accountants and
Certified Public Accountants
Singapore
May 10, 2010
133 CEClL STREET, #15-02 KECK SENG TOWER, SINGAPORE 069535
TEL: (65) 6224 4022 — FAX: (65) 6225 3974 — www.mazars.sg
     ny-925034
MAZARS LLP

CERTIFIED PUBLIC ACCOUNTANTS

Mazars LLP is the singapore firm of mazars, an international advisory and accountancy group that operates as a single integrated partnership.
MAZARS LLP IS A LIMITED LIABILITY PARTNERSHIP REGISTERED IN SINGAPORE WITH REGISTERED NUMBER T07LL0916H AND ITS REGISTERED OFFICE AS ABOVE.